Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated November 1, 2022, as amended and restated July 10, 2023, and included in this Post-Effective Amendment No. 111 to the Registration Statement (Form N-1A, File No. 033-201935) of Principal Exchange-Traded Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 22, 2022, with respect to the financial statements and financial highlights of Principal Active High Yield ETF, Principal Healthcare Innovators ETF, Principal Millennial Global Growth ETF (formerly Principal Millennials ETF), Principal Quality ETF, Principal U.S. Small-Cap ETF (formerly Principal U.S. Small-Cap Multi-Factor ETF), Principal Value ETF, Principal Spectrum Preferred Securities Active ETF, Principal U.S. Mega-Cap ETF, Principal Investment Grade Corporate Active ETF, Principal Ultra-Short Active Income ETF, Principal Spectrum Tax-Advantaged Dividend Active ETF, Principal U.S. Large-Cap Adaptive Multi-Factor ETF, Principal U.S. Small-Cap Adaptive Multi-Factor ETF, Principal International Adaptive Multi-Factor ETF, and Principal Real Estate Active Opportunities ETF (15 of the funds constituting Principal Exchange-Traded Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 5, 2023